UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

January 13, 2016
Date of Report (Date of earliest event reported)

NATURAL HEALTH TRENDS CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-36849	59-2705336
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

609 Deep Valley Drive, Suite 395, Rolling Hills Estates, California 90274
(Address of principal executive offices, including zip code)

(310) 541-0888
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On January 13, 2016, Natural Health Trends Corp. (the “Company”) issued a press release announcing it strongly refutes false allegations made against it by U.S. and Chinese parties that appear to be working in concert with the goals of improperly influencing the market for the Company's stock and damaging the Company's reputation, brand value and business in China.

In addition, the Company's Board of Directors has authorized an increase in its previously announced stock repurchase program from $15 million to $70 million, $10 million of which has already been completed. The Company will seek to expeditiously pursue the repurchase program, consistent with applicable U.S. securities laws and prudent management of the Company's resources. The press release is attached hereto as exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.
99.1       Press Release of Natural Health Trends Corp. dated January 13, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 13, 2016

NATURAL HEALTH TRENDS CORP.

By:	/s/ Timothy S. Davidson
Timothy S. Davidson
Senior Vice President and Chief Financial Officer